UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

                      141 Mt. Bethel Road, Warren, New Jersey            07059
                        (Address of principal executive offices)          (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other events

On September 5, 2007, ANADIGICS, Inc. (the "Company") issued a press release "ANADIGICS expands Research and Development Group through Acquisition of Fairchild Semiconductor's RF Design Team".

Item 9.01  Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                ANADIGICS, INC.

Date:    September 5, 2007

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated September 5, 2007

ANADIGICS expands Research and Development Group through Acquisition of Fairchild Semiconductor's RF Design Team

Warren, NJ, September 5, 2007 - ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets, has announced that it has acquired from Fairchild Semiconductor, for $2.3 million, the RF team, fixed assets, certain leases, software, and licenses to intellectual property in connection with Fairchild’s exiting of its RF Group business in Tyngsboro, Massachusetts.

The acquisition, which included the hiring of 23 highly experienced RF design and engineering professionals, will further accelerate the Company’s design and development of RF active semiconductor devices for the 3G Cellular, WiFi and WiMAX markets.

“Highly specialized RF talent is rare in the semiconductor industry and is a differentiating factor in our fast growing markets,” said Dr. Bami Bastani, President & CEO of ANADIGICS, Inc”. The establishment of the Massachusetts design center not only fulfills our planned 2008 resource requirements, but further consolidates the industry and provides ANADIGICS with a knowledgeable and exceptionally experienced RF team, which will accelerate our new revenue growth opportunities for 3G Wireless, WiFi and WiMAX product lines.“

“While this transaction will increase our anticipated R&D expenses for the fourth quarter of 2007, customer demand forecasts and fourth quarter momentum for our products remain robust, which is expected to partially offset the incremental expenses, “ said Tom Shields, Executive Vice President & CFO of ANADIGICS, Inc. “Additionally, for fiscal year 2008, our business model had already planned comparable R&D expenses and, consequently, does not need to be further adjusted for this acquisition.”

As a part of the agreement, ANADIGICS will provide business and technical transitional support services to assist Fairchild as it exits the RF business.

For more information on ANADIGICS, visit the Company's Web site at www.anadigics.com

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2006.